QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2003

MOTHERS WORK, INC.
(Exact name of Registrant as specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	0-21196 Commission file number	13-3045573 (I.R.S. Employer Identification Number)

456 North 5th Street
Philadelphia, PA 19123
(Address of Principal Executive Offices)

(215) 873-2200
(Registrant's telephone number, including area code)

Item 5. Other Events.

        On February 14, 2003, Mothers Work, Inc., a Delaware corporation (the "Company"), amended its Amended and Restated Rights Agreement, dated as of March 17, 1997, as amended, between the Company and StockTrans, Inc. (the "Amended and Restated Rights Agreement"). The terms of such amendment are as set forth in the attached Amendment No. 4 to the Amended and Restated Rights Agreement, dated February 14, 2003, between the Company and StockTrans, Inc. which increases the number of shares of the Company's Series B Junior Participating Preferred Stock available for issuance under the Amended and Restated Rights Agreement from 10,000 shares to 300,000 shares.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits

*Exhibit 4.2.	Amended and Restated Rights Agreement, dated March 17, 1997, between the Company and StockTrans, Inc. (Exhibit 4.2 to the Company's Current Report on Form 8-K dated March 17, 1997).
*Exhibit 4.3
Amendment No. 1 to the Amended and Restated Rights Agreement, dated as of June 4, 1997, between the Company and StockTrans, Inc. (Exhibit 4.3 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997).
*Exhibit 4.4
Amendment No. 2 to the Amended and Restated Rights Agreement, dated October 24, 2001, between the Company and StockTrans, Inc. (Exhibit 4.8 to the Company's Current Report on Form 8-K dated October 25, 2001).
*Exhibit 4.5	Amendment No. 3 to the Amended and Restated Rights Agreement dated June 4, 2002, between the Company and StockTrans, Inc. (Exhibit 4.9 to the Company's Current Report on Form 8-K dated June 4, 2002).
Exhibit 4.7	Amendment No. 4 to the Amended and Restated Rights Agreement dated February 14, 2003 between the Company and StockTrans, Inc.

*
incorporated by reference

SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: February 14, 2003	MOTHERS WORK, INC.
	By:	/s/ Dan W. Matthias Dan W. Matthias Chairman and Chief Executive Officer

TABLE OF EXHIBITS

Exhibit No.	Description
Exhibit 4.7	Amendment No. 4 to the Amended and Restated Rights Agreement dated February 14, 2003 between the Company and StockTrans, Inc.

QuickLinks

  Item 5. Other Events.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
TABLE OF EXHIBITS